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                               State of Delaware

                        Office of the Secretary of State                PAGE 1
                        --------------------------------

          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
          DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SPORTS-GUARD, INC.", CHANGING ITS NAME FROM "SPORTS-GUARD, INC." TO "COLMENA CORP.", FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 1997, AT 11:21 O'CLOCK A.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING




                             [SEAL]          /s/ Edward J. Freel
                                             --------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:    8748392

                                                       DATE:    11-10-97

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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:21 AM 11/10/1997
                                                               971381528-2521519

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               SPORTS-GUARD, INC.

     SPORTS-GUARD, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the joint Written Consent of the Sole Director and Majority Stockholder of the Corporation dated October 31, 1997, in accordance with Section 228 of the General Corporation law of the State of Delaware.

     II. Article I of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

     "I.  The name of this corporation is Colmena Corp."

     III. Article IV of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

     "IV. The corporation shall be authorized to issue one class of shares of stock to be designated "Common Stock;" the total number of shares which the corporation shall have authority to issue is Twenty Million (20,000,000) and each share shall have $.01 par value. Each ten shares of Common Stock outstanding on the effective date of this amendment shall be automatically converted into one share of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock."

     IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 31st day of October, 1997.

                                        SPORTS-GUARD, INC.

                                        By: /s/ Troy D. Wiseman
                                            ---------------------------
                                            Troy D. Wiseman, President




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